UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2013, the registrant received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising it that, unless it appeals the determination by June 13, 2013, its securities will be scheduled for delisting from The Nasdaq Capital Market (the “Capital Market”) and will be suspended at the opening of business on June 17, 2013 for failure to comply with Listing Rules 5550(a)(2) and 5550(b)(1), as further described below. The registrant was also notified that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (“SEC”) to remove the registrant’s securities from listing and registration on the Capital Market.

The registrant has decided to appeal the determination to a Hearings Panel (the “Panel”), which will automatically stay the delisting of the registrant’s securities and the filing of the Form 25-NSE pending the issuance of a decision by the Panel. At the hearing, the registrant intends to present a plan to regain compliance and request that the Panel allow the registrant additional time within which to regain compliance. While the registrant believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the registrant’s request for continued listing on the Capital Market, or that, if granted, the registrant’s plan to regain compliance and maintain the listing of its common stock on the Capital Market will ultimately be successful.

On December 4, 2012, the registrant received a letter from Nasdaq indicating that it was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) because its common stock did not maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The closing bid price of the registrant’s common stock was not at or above $1.00 per share for a minimum of 10 consecutive business days during the 180-day period following the letter and the registrant was not eligible for a second 180-day period as it did not comply with the minimum stockholders’ equity requirement of $5 million as set forth under Nasdaq Listing Rule 5505(b)(1).

On February 26, 2013, the registrant received a letter from Nasdaq notifying the registrant that it was no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. The registrant’s Form 8-K filed with the SEC on February 12, 2013 reported stockholders’ equity of $1.23 million as of December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

June 12, 2013	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer